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                       BY-LAWS FOR TECHNOLOGY SOLUTIONS COMPANY

                                A Delaware Corporation

                                   October 29, 1998


                                      ARTICLE I

                                     STOCKHOLDERS

          Section 1.1. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before it shall be held on the second Monday of May of each year, or such other date, and at such time and place, within or without the State of Delaware, as shall be determined by the resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

          Section 1.2. SPECIAL MEETINGS. Subject to the rights of the holders of any Preferred Stock (as defined in the Certificate of Incorporation) to elect additional directors under specific circumstances, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. A special meeting of stockholders may be held at such time and at such place, within or without the State of Delaware, as may be determined by resolution of the Board of Directors. If no designation of the place is made for the meeting, the place of the meeting shall be the principal business office of the Corporation in the State of Illinois.

          Section 1.3. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice of every meeting of stockholders stating the place, date, time and purposes thereof, shall, except when otherwise required by the Certificate of Incorporation or the laws of the State of Delaware, be delivered at least ten but

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not more than sixty days prior to the meeting to each stockholder of record entitled to vote thereat, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the Corporation. Any meeting at which a quorum of stockholders is present, in person or by proxy, may adjourn from time to time without notice, other than announcement at such meeting, until its business is completed. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.4. QUORUM. Except as otherwise provided by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. If at any meeting a quorum is not present, the Chairman of such meeting shall (or may) adjourn, by the affirmative vote of a majority of the shares so represented, the meeting to another time and/or place without notice other than announcement at such meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 1.5. VOTING. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, each stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock held by him which has voting power upon the matter in question. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders for all matters, unless the vote of a greater number or voting by classes is required by Delaware law, the Certificate of Incorporation, or these By-laws.

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          Section 1.6.   PROXIES.  At every meeting of the  stockholders,
each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be executed in writing and shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

          Section 1.7. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD; DETERMINING VALIDITY OF CONSENTS. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful purpose, except to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its

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principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     (c) In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent or related revocation is referred to in this section as a "Consent"), the Secretary of the Corporation shall provide for safekeeping of such Consent and shall immediately appoint duly qualified and independent inspectors to (i) conduct promptly such reasonable ministerial review as such inspectors deem necessary or appropriate for the purpose of ascertaining the sufficiency and validity of such Consent and all matters incident thereto, including, without limitation, whether holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent and (ii) deliver to the Secretary a written report regarding the foregoing. If after such investigation and report the Secretary shall determine that the Consent is valid, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action.

          Section 1.8. STOCKHOLDER LIST. The Secretary or the officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine

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such list or to vote in person or by proxy at any meeting of stockholders.

          Section 1.9.   VOTING OF SHARES BY CERTAIN HOLDERS.   Shares
standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

          Shares standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by his administrator, executor, guardian, or conservator, as the case may be, either in person or by proxy without transfer of such shares into his name.

          A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

          Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of this Corporation to vote shares of its own stock held by it in a fiduciary capacity.

          Section 1.10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by persons entitled to vote stock representing not less than the number of shares necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder or his representative who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consents shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal office

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in the State of Illinois or the Secretary of the Corporation.  Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 1.10 to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or the Secretary of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Such consents shall be filed with the minutes of proceedings of the stockholders and actions authorized or taken under such consents shall have the same force and effect as those adopted by stockholders' vote at their meetings.

          Section 1.11. NOTICE OF STOCKHOLDER BUSINESS. (a) At any annual meeting of the Corporation's stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of record entitled to vote at such meeting who has complied with the provisions of this
Section 1.11. Business may be properly brought before an annual meeting by a stockholder only if written notice of the stockholder's intent to propose such business has been delivered to the Secretary of the Corporation not less than 90 nor more than 120 calendar days in advance of the anniversary date of the preceding year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the anniversary of the preceding year's annual meeting date, written notice of a stockholder proposal shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the first public announcement of the date of such annual meeting. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of stockholder's notice as described above.

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          (b)  Each notice of new business must set forth:  (i) the name and address of the stockholder who intends to raise the new business; (ii) the business desired to be brought forth at the meeting and the reasons for conducting such business at the meeting; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business; (iv) such stockholder's total beneficial ownership of the Corporation's voting stock; and (v) such stockholder's interest in such business. The chairman of the meeting may refuse to acknowledge a motion to consider any business that he determines was not made in compliance with the foregoing procedures.

          (c) For purposes of these by-laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

          Section 1.12. NOMINATION OF DIRECTORS. (a) Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, subject to the rights of the holder of any Preferred Stock, any stockholder entitled to vote in the election of directors may nominate one or more persons for election as director(s) at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 nor more than 120 days in advance of the anniversary date of the preceding year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the anniversary of the preceding year's annual meeting date, written notice of a nominee proposal shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the first public announcement of the date of such annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the 10th day following the first public announcement of the date of such meeting. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public announcement of

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an adjournment of any annual or special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (b) Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) such stockholder's total beneficial ownership of the Corporation's voting stock; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all agreements, arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the written consent of each nominee to serve as a director of the Corporation if so elected.

                                      ARTICLE II

                                      DIRECTORS

          Section 2.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

          Section 2.2. NUMBER, ELECTION AND TERM OF OFFICE OF DIRECTORS. Subject to the rights of holders of any series of Preferred Stock to elect directors under specified circumstances, the Board of Directors of the Corporation shall consist of such number of Directors, not less than six and not more than twelve as shall be fixed from time to time by the Board of Directors. A minimum of two directors shall be elected annually by the stockholders as provided by Sections 1.1 and 1.5 of these By-Laws and by the Certificate of Incorporation. Each director elected shall hold office until his successor is elected and qualified, or until his earlier death, removal or resignation. The maximum term a director may serve without being re-elected by the stockholders shall be three years. Directors need not be

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residents of the State of Delaware or stockholders of the Corporation.

          Section 2.3. RESIGNATION. Any director may resign by giving written notice to the Board of Directors or the President. Any such resignation shall take effect at the time of receipt of notice thereof or at any later time specified therein, and, unless expressly required, acceptance of such resignation shall not be necessary to make it effective.

          Section 2.4. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances and except as otherwise required by the Certificate of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled for the remainder of the unexpired term by the affirmative vote of a majority of the directors then in office, although less than a quorum. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Except as otherwise required by the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section for the filling of other vacancies.

          Section 2.5. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any meetings.

          Section 2.6. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without call or notice immediately after and at the same general place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before the meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such place and at such times as shall be fixed by resolution of the Board of Directors.

          Section 2.7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or the

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director then in office.  Notice of special meetings shall either be mailed by the Secretary to each director at least two days before the meeting or be given personally or telegraphed or telecopied to each director by the Secretary at least twenty-four hours before the meeting. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by law, state the purpose of the meeting. When notice is given by mail, the mail shall be addressed to each director at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Any director may waive notice of any meeting in writing either before or after the meeting.

          Section 2.8. QUORUM AND VOTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws. A majority of the directors present at any meeting at which a quorum is present may adjourn the meeting to any other date, time or place without further notice other than announcement at the meeting. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting to any other date, time or place without notice other than announcement at the meeting until a quorum is present.

          Section 2.9. TELEPHONIC MEETINGS. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.9 shall constitute presence in person at such meeting.

          Section 2.10. COMPENSATION. Unless otherwise restricted by the Certificate or Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and an annual retainer or salary for services as a director. Members of any committee of the Board of Directors may be allowed like fees and expenses for service on or attendance at meetings of such committee. No such

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payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 2.11. PRESUMPTION OF ASSENT. Unless otherwise provided by the laws of the State of Delaware, a director of the Corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 2.12. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

          Section 2.13. PRESIDING OFFICER. The presiding officer at any meeting of the Board of Directors shall be the President or, in his absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

          Section 2.14. EXECUTIVE COMMITTEE. The Board of Directors may, in its discretion by resolution passed by a majority of the Board of Directors, designate an Executive Committee consisting of such number of directors as the Board of Directors shall determine. The Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation with respect to any matter which may require action prior to, or which in the opinion of the Executive Committee may be inconvenient, inappropriate or undesirable to be postponed until, the next meeting of the Board of Directors; provided the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the

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Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or an amendment to these By-Laws. Any member of the Board of Directors may request the Chairman of the Executive Committee to call a meeting of the Executive Committee with respect to a specified subject.

          Section 2.15. OTHER COMMITTEES. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Board of Directors, designate, and appoint, other committees of one or more directors which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

          Section 2.16. ALTERNATES. The Board of Directors may from time to time designate from among the directors alternates to serve on one or more committees as occasion may require. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

          Section 2.17. QUORUM AND MANNER OF ACTING COMMITTEES. The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action of any action thereat provided that no action may be taken by any such committee without the favorable vote of members of the Committee who are not officers or full-time employees of the Corporation at least equal to the favorable vote of members of such committee who are officers or full-time employees of the Corporation.

          Section 2.18. COMMITTEE CHAIRMAN, BOOKS AND RECORDS, ETC. The chairman of each committee shall be selected from among the members of the committee by the Board of Directors.

          Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

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          Each committee shall fix its own rules of procedure not
inconsistent with these By-Laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

          Section 2.19. RELIANCE UPON RECORDS. Every director of the Corporation, or member of any committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to matters the director or member reasonably believes are within such other person's professional or expert competence and as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of which the Corporation's stock might properly be purchased or redeemed.

          Section 2.20. INTERESTED DIRECTORS. The presence of a director, who is directly or indirectly a party in a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director or officer, or has a financial interest, may be counted in determining whether a quorum is present and such director may participate in the meeting of the Board or committee thereof to the extent permitted by applicable law.

                                     ARTICLE III

                                      OFFICERS

          Section 3.1. NUMBER AND DESIGNATION. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and such Assistant Secretaries, Assistant Treasurers or other officers as may be elected or appointed by the Board of Directors. Any two or more officers may be held by the same person unless the Certificate of Incorporation or these By-Laws provide otherwise.

          Section 3.2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the

Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

          Section 3.3. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 3.4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          Section 3.5. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The President may sign, alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of the President and such other duties as from time to time may be prescribed by the Board of Directors. When present, he shall preside at all meetings of the stockholders and of the Board of Directors.

          Section 3.6. THE VICE PRESIDENTS. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may also designate certain Vice Presidents as being in charge of designated divisions, plants, or functions of the Corporation's business and add appropriate description to their title. Any Vice President shall perform such duties as from time to time may be assigned to him by the President or by the Board of Directors.

          Section 3.7. THE TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these By-Laws, disburse the funds of the Corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the Corporation, and render to the President or the Board of Directors, upon request, an account of all his transactions as Treasurer and on the financial condition of the Corporation. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Director shall determine for the faithful discharge of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 3.8. THE SECRETARY. The Secretary shall (a) keep the minutes of the Stockholders' and of the Board of Directors' meetings and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed and, when so affixed, attest the seal by his signature, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these By-Laws (provided, however, the Board of Directors or the President may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature); (e) keep a register of the post office address of each stockholder, director or committee member, which shall be furnished to the Secretary by such stockholder, director or member; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

          Section 3.9. ASSISTANT TREASURERS AND SECRETARIES. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Treasurers and Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall perform the duties and exercise the powers of the Secretary. In addition, the Assistant Treasurers and Assistant Secretaries shall, in general, perform such duties as may be assigned to them by the President or the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds (which shall be renewed regularly) for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

          Section 3.10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors or such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                      ARTICLE IV

                        CONTRACTS, LOANS, CHECKS, AND DEPOSITS

          Section 4.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          Section 4.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Section 4.3. CHECKS, DRAFTS, ETC. All checks, drafts or other order for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the President, the chief financial officer of the Corporation or the Treasurer.

          Section 4.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited form time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the President, the chief financial officer of the Corporation or the Treasurer; and such officers may designate any type of depository arrangement (including but not limited to depository arrangements resulting in net debits against the Corporation) as from time to time offered or available.

                                      ARTICLE V

                       CERTIFICATES OF STOCK AND THEIR TRANSFER

          Section 5.1. CERTIFICATES OF STOCK. Shares of stock of the Corporation shall be represented by certificates which shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the Corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the Corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the Corporation.

          Section 5.2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 5.3. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the Corporation, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

          Section 5.4. RESTRICTIONS ON TRANSFER. Any stockholder may enter into an agreement with other stockholders or with the Corporation providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of capital stock of the Corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the Corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholders by any third party. Any such limitation or restriction on the transfer of shares of the Corporation shall be set forth conspicuously on certificates representing such shares or notice thereof may be otherwise given to the Corporation or the transfer agent, in which case the Corporation or the transfer agent shall not be required to transfer such shares upon the books of the Corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

          Section 5.5. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                      ARTICLE VI

                                  GENERAL PROVISIONS

          Section 6.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of June in each year and end on the thirty-first day of May in each year.

          Section 6.2. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "CORPORATE SEAL" and "DELAWARE"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

                                     ARTICLE VII

                                       OFFICES

          Section 7.1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent is the Corporation Trust Company.

          Section 7.2. OTHER OFFICES. The Corporation may have offices at such other places both within or without the State of Delaware as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.

                                     ARTICLE VIII

                                   INDEMNIFICATION

          Section 8.1. GENERAL. Each person who was or is made a party or is threatened to be made a party to or is or was involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent than such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in

Section 8.2 of these By-Laws with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by; or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

          Section 8.2. EXPENSES. If a claim under Section 8.1 of these By-Laws is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which made it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 8.3. NON-EXCLUSIVE. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 8.4. INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, letter of credit, or self-insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          Section 8.5. AGENT. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation and expense incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this
Article VIII with respect to the indemnification and advancement of expenses of director, officers and employees of the Corporation.

                                      ARTICLE IX

                                       NOTICES

          Section 9.1. MANNER OF NOTICE. Whenever under the provisions of the law of the State of Delaware, the Certificate of Incorporation or these By-Laws notice is required to be given to any stockholder, director or member of any committee designated by the Board of Directors, it shall not be construed to require personal delivery and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed (or by delivering it to a telegraph company, charges prepaid, for transmission) to such stockholder, director or member as it appears on the books of the Corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the telegraph company). Such requirement for notice shall be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is mandatorily required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice periods required by law or these By-Laws.

          Whenever notice is required to be given under any provision of the Certificate of Incorporation or these By-Laws to any stockholders to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.

          Section 9.2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice unless so required by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws.

                                      ARTICLE X

                                      DIVIDENDS

          The Board of Directors may from time to time declare, and the Corporation may pay, dividends, in cash, in property, or in shares of the Corporation's capital stock, on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation.

                                      ARTICLE XI

                                      AMENDMENTS

          Except to the extent otherwise provided in the Certificate of Incorporation or these By-Laws, these By-Laws shall be subject to alteration, amendment or repeal, and new By-Laws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting or (iii) by the unanimous written consent of the Board of Directors acting in accordance with applicable law.


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